AMENDMENT NO. 8

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of September 21, 2023, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated July 1, 2020, between Invesco Advisers, Inc. (the "Adviser")and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco International Select Equity Fund effective September 21, 2023.

NOW, THEREFORE, the parties agree that;

1.            Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

"EXHIBIT A

Funds

Invesco Advantage International Fund

Invesco EQV Asia Pacific Equity Fund

Invesco EQV European Equity Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund

Invesco EQV International Equity Fund

Invesco International Small-Mid Company Fund

Invesco MSCI World SRI Index Fund

Invesco Oppenheimer International Growth Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.
Adviser		Sub-Adviser

By:	/s/ John M. Zerr	By:	/s/ Shalomi Abraham
Name:	John M. Zerr	Name:	Shalomi Abraham
Title:	Senior Vice President	Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernhard Langer	/s/ Alexander Taft
Name:	Bernhard Langer	Alexander Taft
Title:	Managing Director	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Stephanie Butcher
Name:	Stephanie Butcher
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary

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